Exhibit 99.2

SUPPLEMENTAL INFORMATION

MARCH 31, 2006

(UNAUDITED)

Table of Contents

Overview

About the Company	4-6
Company Information	7
Quarterly Highlights	8

Consolidated Information

Balance Sheets	10
Statements of Income	11
Statements of Cash Flows	12
Funds From Operations	13
Net Cash Provided by Operating Activities to EBITDA Reconciliation	14
Adjusted Fixed Charge Coverage	15
Indebtedness	16
Capitalization	17
Portfolio Overview	18-19
Same Property Performance	20
Lease Expirations	21

HCP MOP

Balance Sheets	23
Statements of Operations and EBITDA	24
Funds From Operations	25
Indebtedness	26
Portfolio Overview and Lease Expirations	27
Same Property Performance	28

Other Information

Reporting Definitions	30-31
Supplemental Financial Measures Disclosures	32-33

Overview

About the Company

Health Care Property Investors, Inc. together with its consolidated subsidiaries and joint ventures (collectively, “HCP” or the “Company”), invests primarily in real estate serving the healthcare industry in the United States. Health Care Property Investors, Inc. is a Maryland real estate investment trust (“REIT”) organized in 1985. The Company is headquartered in Long Beach, California, with operations in Nashville, Tennessee, and its portfolio includes interests in 534 properties in 42 states. The Company acquires healthcare facilities and leases them to healthcare providers and provides mortgage financing secured by healthcare facilities. The Company’s portfolio includes: (i) senior housing, including independent living facilities (“ILFs”), assisted living facilities (“ALFs”), and continuing care retirement communities (“CCRCs”); (ii) medical office buildings (“MOBs”); (iii) hospitals; (iv) skilled nursing facilities (“SNFs”); and (v) other healthcare facilities, including laboratory and office buildings. For business segment financial data, see our consolidated financial statements included elsewhere in this report.

References herein to “HCP,” the “Company,” “we,” “us” and “our” include Health Care Property Investors, Inc. and our consolidated subsidiaries and joint ventures, unless the context otherwise requires.

The Company is organized to invest in income-producing healthcare related facilities. Our primary goal is to increase shareholder value through profitable growth. Our investment strategy to achieve this goal is based on three principles — opportunistic investing, portfolio diversification and conservative financing.

Opportunistic Investing.  We make real estate investments that are expected to drive profitable growth and create long-term shareholder value. We attempt to position ourselves to create and take advantage of situations where we believe the opportunities meet our goals and investment criteria. We invest in properties directly and through joint ventures, and provide secured financing, depending on the nature of the investment opportunity.

Portfolio Diversification.    We believe in maintaining a portfolio of healthcare-related real estate diversified by sector, geography, operator and investment product. Diversification within the healthcare industry reduces the likelihood that a single event would materially harm our business. This allows us to take advantage of opportunities in different markets based on individual market dynamics. While pursuing our strategy of maintaining diversification in our portfolio, there are no specific limitations on the percentage of our total assets that may be invested in any one property, property type, geographic location or in the number of properties which we may invest, lease or lend to a single operator. With investments in multiple sectors of healthcare real estate, HCP can focus on opportunities with the best risk/reward profile for the portfolio as a whole, rather than having to choose from transactions within a specific property type.

Conservative Financing.   We believe a conservative balance sheet provides us with the ability to execute our opportunistic investing approach and portfolio diversification principles. We maintain our conservative balance sheet by actively managing our debt to equity levels and maintaining available sources of liquidity, such as our revolving line of credit. Our debt is primarily fixed rate, which reduces the impact of rising interest rates on our operations. Generally, we attempt to match the long-term duration of our leases with long-term fixed rate financing.

In underwriting our investments, we structure and adjust the price of the investment in accordance with our assessment of risk. We may structure transactions as master leases, require indemnifications, obtain enhancements in the form of letters of credit or security deposits, and take other measures to mitigate risk. We finance our investments based on our evaluation of available sources of funding. For short-term purposes, we may utilize our revolving line of credit or arrange for other short-term borrowings from banks or other sources. We arrange for longer-term financing through public offerings or from institutional investors. We may incur additional indebtedness or issue preferred or common stock.

We may incur additional mortgage indebtedness on real estate we acquire. We may also obtain non-recourse or other mortgage financing on unleveraged properties in which we have invested or may refinance existing debt on properties acquired.

As of March 31, 2006 the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 534 properties in 42 states and consisted of:

•                  29 hospitals

•                  156 skilled nursing facilities

•                  138 senior housing facilities

•                  185 medical office buildings

•                  26 other healthcare facilities

The information in this supplemental information package should be read in conjunction with the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Supplemental Financial Disclosures are an integral part of the information presented herein.

On our internet website, www.hcpi.com, you can access, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission (“SEC”). In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Talya Nevo-Hacohen, Senior Vice President – Capital Markets and Treasurer at (562) 733-5100.

Company Information(1)

Board of Directors

Mary A. Cirillo-Goldberg

Former Chairman and Chief Executive Officer, OPCENTER

Compensation Committee

Nominating and Corporate Governance Committee

Robert R. Fanning, Jr.

Managing Director (Retired)

The Huron Consulting Group

Audit Committee

James F. Flaherty III

Chairman and Chief Executive Officer

Health Care Property Investors, Inc.

David B. Henry

Vice Chairman and Chief Investment Officer, Kimco Realty Corporation

Audit Committee

Finance Committee

Nominating and Corporate Governance Committee

Michael D. McKee

Vice Chairman and Chief Operating Officer, The Irvine Company

Chairperson, Compensation Committee

Harold M. Messmer, Jr.

Chairman and Chief Executive Officer

Robert Half International, Inc.

Compensation Committee

Nominating and Corporate Governance Committee

Peter L. Rhein

Partner

Sarlot & Rhein

Chairperson, Audit Committee

Kenneth B. Roath

Chairman Emeritus

Health Care Property Investors, Inc.

Richard M. Rosenberg

Chairman and Chief Executive Officer (Retired), Bank of America

Lead Director

Chairperson, Nominating and Corporate Governance Committee

Finance Committee

Joseph P. Sullivan

Chairman of the Board of Advisors

RAND Health

Chairperson, Finance Committee

Audit Committee

Senior Management

Charles A. Elcan

Executive Vice President

Medical Office Properties

James F. Flaherty III

Chairman and
Chief Executive Officer

Paul F. Gallagher

Executive Vice President

Portfolio Strategy

Edward J. Henning

Senior Vice President

General Counsel and

Corporate Secretary

F. Scott Kellman

Senior Vice President

Business Development

Thomas D. Kirby

Senior Vice President

Acquisitions and Dispositions

Thomas M. Klaritch

Senior Vice President

Medical Office Properties

Stephen R. Maulbetsch

Executive Vice President

Strategic Development

Talya Nevo-Hacohen

Senior Vice President

Capital Markets and Treasurer

Mark A. Wallace

Senior Vice President

Chief Financial Officer

Company Information

Corporate Headquarters

3760 Kilroy Airport Way

Suite 300

Long Beach, CA 90806-2473

(562) 733-5100

Nashville Office

3100 West End Avenue

Suite 800

Nashville, TN 37203

(615) 324-6900

Senior Debt Ratings
Fitch	BBB+
Moody’s	Baa2
Standard &	BBB+
Poor’s

Stock Exchange Listing
NYSE	(US Dollar)

Trading Symbol
HCP	Common Stock
HCP_pe	Series E
Preferred
HCP_pf	Series F
Preferred

(1)          As of March 31, 2006.

Quarterly Highlights (1)

REAL ESTATE TRANSACTIONS

Year-to-date, the Company acquired interests in properties aggregating $214 million, including the following:

During the three months ended March 31, 2006, the Company acquired 13 medical office buildings for $138 million, including DownREIT units valued at $6 million, in related transactions. These properties were acquired as part of a $163 million acquisition of 15 MOBs, with a total of 882,000 rentable square feet, at an initial yield of 7.3%.

On February 8, 2006, the Company acquired four laboratory, office and biotechnology manufacturing buildings located in San Diego, California for $30 million. The initial yield on these buildings is 6.1%, with the stabilized yield expected to be 8.3%. The buildings include approximately 158,000 rentable square feet.

On February 24, 2006, the Company acquired two medical office buildings for approximately $21 million, including assumed debt valued at $12 million. The two buildings, with 157,000 rentable square feet, have an initial yield of 8.0%.

Year-to-date, the Company sold six properties for $21 million and recognized gains of approximately $9 million.

OTHER EVENTS

On March 14, 2006, the Company received $38 million in proceeds, including $7.3 million in excess of the carrying value, upon the early repayment of a secured loan receivable due May 1, 2010. The amount received in excess of the carrying value of the secured loan receivable was recorded as interest income and is included in interest and other income in the Company’s Consolidated Statement of Income for the three months ended March 31, 2006.  This loan was secured by nine skilled nursing facilities and carried an interest rate of 11.4% per annum.

During the three months ended March 31, 2006, HCP MOP, the Company’s 33% owned joint venture with an affiliate of General Electric, sold 22 medical office buildings, with 871,000 of rentable square feet, for $61 million, net of estimated transaction costs, and recognized aggregate gains of approximately $10 million. In connection with the sale, approximately $46 million of secured debt was either repaid or assumed by the purchaser.

On February 27, 2006, the Company issued $150 million of 5.625% senior unsecured notes due 2013. The notes were priced at 99.071% of the principal amount for an effective yield of 5.788%. The Company received net proceeds of $149 million, which were used to repay outstanding indebtedness and for other general corporate purposes.

On April 25, 2006, the Company announced that its Board of Directors declared a quarterly common stock cash dividend of $0.425 per share. The common stock dividend will be paid on May 19, 2006, to stockholders of record as of the close of business on May 8, 2006.

(1)          Includes events subsequent to the current quarter-end through the date of the most recent quarterly earning press release issuance.

Consolidated Information

Consolidated Balance Sheets

In thousands

	March 31, 2006	December 31, 2005
ASSETS
Real estate:
Buildings and improvements	$3,678,006	$3,489,415
Developments in process	19,580	22,286
Land	344,496	344,240
Less accumulated depreciation and amortization	638,405	614,089
Net real estate	3,403,677	3,241,852

Loans receivable, net:
Joint venture partners	7,006	7,006
Others	145,638	179,825
Investments in and advances to unconsolidated joint ventures	49,058	48,598
Accounts receivable, net	13,696	13,313
Cash and cash equivalents	55,957	21,342
Restricted cash	2,694	2,270
Intangibles, net	51,556	38,804
Other assets, net	59,534	44,255
Total assets	$3,788,816	$3,597,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank lines of credit	$375,000	$258,600
Senior unsecured notes	1,476,215	1,462,250
Mortgage debt	268,654	236,096
Accounts payable and accrued liabilities	72,867	68,718
Deferred revenue	31,781	22,551
Total liabilities	2,224,517	2,048,215

Minority interests:
Joint venture partners	22,584	20,905
Non-managing member unitholders	134,210	128,379
Total minority interests	156,794	149,284

Stockholders’ equity:
Preferred stock	285,173	285,173
Common stock	136,842	136,194
Additional paid-in capital	1,457,108	1,446,349
Cumulative net income	1,579,034	1,521,146
Cumulative dividends	(2,052,009)	(1,988,248)
Accumulated other comprehensive income (loss)	1,357	(848)
Total stockholders’ equity	1,407,505	1,399,766
Total liabilities and stockholders’ equity	$3,788,816	$3,597,265

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Income

In thousands, except per share data

	Three Months Ended March 31,
	2006	2005
Revenues and other income:
Rental and other revenues	$122,126	$101,857
Equity income from unconsolidated joint ventures	3,822	211
Interest and other income	15,747	5,179
	141,695	107,247
Costs and expenses:
Interest	32,093	23,238
Depreciation and amortization	30,679	23,464
Operating	17,564	13,301
General and administrative	8,742	7,319
	89,078	67,322

Income before minority interests	52,617	39,925
Minority interests	(3,777)	(3,147)

Income from continuing operations	48,840	36,778

Discontinued operations:
Operating income	457	1,942
Gain on sales of real estate	8,591	4,738
	9,048	6,680

Net income	57,888	43,458
Preferred stock dividends	(5,283)	(5,283)
Net income applicable to common shares	$52,605	$38,175

Basic earnings per common share (EPS):
Continuing operations	$0.32	$0.24
Discontinued operations	0.07	0.05
Net income applicable to common shares	$0.39	$0.29

Diluted earnings per common share:
Continuing operations	$0.32	$0.23
Discontinued operations	0.06	0.05
Net income applicable to common shares	$0.38	$0.28

Weighted average shares used to calculate EPS:
Basic	136,040	133,492
Diluted	136,856	134,529

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Cash Flows

In thousands

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	$57,888	$43,458
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	30,679	23,464
Discontinued operations	177	520
Amortization of above and below market lease intangibles	(359)	(22)
Stock-based compensation	1,843	1,328
Debt issuance cost amortization	896	853
Recovery of loan losses	—	(56)
Straight-line rents	(2,398)	(1,629)
Equity income from unconsolidated joint ventures	(3,822)	(211)
Distributions of earnings from unconsolidated joint ventures	3,822	211
Minority interests	3,777	3,147
Net gain on sales of real estate	(8,591)	(4,738)
Changes in:
Accounts receivable	(383)	609
Other assets	1,657	1,039
Accounts payable, accrued liabilities and deferred revenue	7,025	4,513
Net cash provided by operating activities	92,211	72,486

Cash flows from investing activities:
Acquisition and development of real estate	(190,126)	(6,864)
Lease commissions and tenant and capital improvements	(3,898)	(400)
Net proceeds from sales of real estate	21,395	34,242
Distributions from unconsolidated joint ventures	427	3,126
Purchase of securities	(12,895)	—
Principal repayments on loans receivable	35,757	6,910
Investment in loans receivable	(1,570)	(4,285)
Decrease (increase) in restricted cash	(424)	2,443
Net cash provided by (used in) investing activities	(151,334)	35,172

Cash flows from financing activities:
Borrowings (repayments) under bank lines of credit	116,400	(52,300)
Repayment of mortgage debt	(1,470)	(1,158)
Issuance of mortgage debt	22,100	—
Repayment of senior unsecured notes	(135,000)	—
Issuance of senior unsecured notes	148,606	—
Net proceeds from the issuance of common stock and exercise of options	9,564	10,815
Dividends paid on common and preferred stock	(63,761)	(61,607)
Distributions to minority interests	(2,701)	(3,510)
Net cash provided by (used in) financing activities	93,738	(107,760)
Net increase (decrease) in cash and cash equivalents	34,615	(102)
Cash and cash equivalents, beginning of period	21,342	16,962
Cash and cash equivalents, end of period	$55,957	$16,860

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Funds From Operations

In thousands, except per share data

	Three Months Ended March 31,
	2006	2005

Net income applicable to common shares	$52,605	$38,175
Real estate depreciation and amortization:
Continuing operations	30,679	23,464
Discontinued operations	177	520
Gain on sales of real estate	(8,591)	(4,738)
Equity income from unconsolidated joint ventures	(3,822)	(211)
FFO from unconsolidated joint ventures	2,233	2,022
Minority interests	3,777	3,147
Minority interests in FFO	(4,092)	(3,465)
FFO applicable to common shares	$72,966	$58,914

Distributions on convertible units	$2,573	$2,120

Diluted FFO applicable to common shares	$75,539	$61,034

Basic FFO per common share	$0.54	$0.44

Diluted FFO per common share	$0.53	$0.44

Weighted average shares used to calculate diluted FFO per common share	143,090	139,561

Dividends declared per common share	$0.425	$0.420

FFO payout ratio per common share	80.2%	95.5%

Selected supplemental cash flow information Consolidated:
Capitalized interest	$178	$307
Stock-based compensation	1,843	1,328
Debt issuance cost amortization	896	853
Amortization of above and below market lease intangibles	359	22
Straight-line rents	2,398	1,629
Change in SAB 101 deferred revenue	(3,693)	(3,252)
Lease commissions and tenant and capital improvements	3,898	400

HCP’s share of HCP MOP:
Debt issuance cost amortization	$84	$110
Amortization of above and below market lease intangibles	281	67
Straight-line rents	206	110
Lease commissions and tenant and capital improvements	587	740

See Reporting Definitions and Supplemental Financial Measure Disclosures

Net Cash Provided by Operating Activities to EBITDA Reconciliation

In thousands

	Three Months Ended March 31,
	2006	2005

Net cash provided by operating activities	$92,211	$72,486
Changes in:
Accounts receivable	383	(609)
Other assets	(1,657)	(1,039)
Accounts payable, accrued liabilities and deferred revenue	(7,025)	(4,513)
Net gain on sales of real estate	8,591	4,738
Minority interests	(3,777)	(3,147)
Distributions of earnings from unconsolidated joint ventures	(3,822)	(211)
Equity income from unconsolidated joint ventures	3,822	211
Straight-line rents	2,398	1,629
Recovery of loan losses	—	56
Debt issuance costs amortization	(896)	(853)
Stock-based compensation	(1,843)	(1,328)
Amortization of above and below market lease intangibles	359	22
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	(30,679)	(23,464)
Discontinued operations	(177)	(520)
Net income	57,888	43,458

Interest expense	32,093	23,238
Income taxes	—	(18)
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	30,679	23,464
Discontinued operations	177	520
Equity income from unconsolidated joint ventures	(3,822)	(211)
HCP’s share of EBITDA from HCP MOP	6,748	3,419
EBITDA	$123,763	$93,870

See Reporting Definitions and Supplemental Financial Measure Disclosures

Adjusted Fixed Charge Coverage

In thousands

	Three Months Ended March 31,
	2006		2005

Net income	$57,888		$43,458
Interest expense	32,093		23,238
Income taxes	—		(18)
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	30,679		23,464
Discontinued operations	177		520
Equity income from unconsolidated joint ventures	(3,822)		(211)
HCP’s share of EBITDA from HCP MOP	6,748		3,419

EBITDA	$123,763		$93,870

Interest expense	$32,093		$23,238
HCP’s share of interest expense from HCP MOP	1,537		1,609
Capitalized interest	178		307
Preferred stock dividends	5,283		5,283

Adjusted fixed charges	$39,091		$30,437

Adjusted fixed charge coverage	3.2	x	3.1	x

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Indebtedness

In thousands

	Debt Maturities and Scheduled Principal Repayments
	March 31, 2006
		Bank	Senior
		Lines of	Unsecured	Mortgage
	Total	Credit	Notes	Debt(2)

2006	$204,145	$200,000	$—	$4,145
2007	325,990	175,000	140,000	10,990
2008	25,944	—	—	25,944
2009	10,940	—	—	10,940
2010	271,730	—	206,421	65,309
2011	15,099	—	—	15,099
2012	262,978	—	250,000	12,978
2013	169,938	—	150,000	19,938
2014	94,128	—	87,000	7,128
2015	410,106	—	400,000	10,106
Thereafter	330,844	—	250,000	80,844

Subtotal	2,121,842	375,000	1,483,421	263,421

Discounts and premiums, net	(1,973)	—	(7,206)	5,233

Consolidated debt(1)	$2,119,869	$375,000	$1,476,215	$268,654

Weighted average interest rate	6.05%	5.47%	6.11%	6.49%

Weighted average maturity in years	6.53	0.87	7.26	10.44

	March 31, 2006	December 31, 2005

Fixed rate debt:
Senior unsecured notes	$1,451,215	$1,437,250
Mortgage debt(2)	256,989	224,431
	1,708,204	1,661,681

Variable rate debt:
Bank lines of credit	375,000	258,600
Senior unsecured notes	25,000	25,000
Mortgage debt	11,665	11,665
	411,665	295,265

Consolidated debt	$2,119,869	$1,956,946

Percent of consolidated debt
Fixed rate	80.6%	84.9%
Variable rate	19.4%	15.1%
	100.0%	100.0%

Unsecured	87.3%	87.9%
Secured	12.7%	12.1%
	100.0%	100.0%

(1)          Consolidated debt reflects book value.

(2)          Includes $45.6 million of mortgage notes payable that have been hedged through interest rate swap contracts.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Capitalization

In thousands, except per share data

Market Equity

	March 31, 2006				December 31, 2005
Security	Dividend Rate	Shares/ Units	Price	Value	Shares/ Units	Price	Value
Common stock and convertible units:

Common stock	N/A	136,842	$28.40	$3,886,313	136,194	$25.56	$3,481,119
Convertible partnership units (2 for 1) (1)	N/A	2,670	56.80	151,656	2,670	51.12	136,490
Convertible partnership units (1 for 1) (2)	N/A	894	28.40	25,390	699	25.56	17,866
				4,063,359			3,635,475
Preferred stock:
Series E	7.25%	4,000	25.35	101,400	4,000	25.16	100,640
Series F	7.10%	7,820	26.01	203,398	7,820	25.10	196,282
				304,798			296,922

Total market equity				$4,368,157			$3,932,397

Capitalization Ratios

	March 31, 2006	December 31, 2005
Consolidated debt (3):
Bank lines of credit	$375,000	$258,600
Senior unsecured notes	1,476,215	1,462,250
Mortgage debt	268,654	236,096
	$2,119,869	$1,956,946
Total undepreciated investments:
Buildings and improvements	$3,678,006	$3,489,415
Developments in process	19,580	22,286
Land	344,496	344,240
Loans receivable, net	152,644	186,831
Investments in and advances to unconsolidated joint ventures	49,058	48,598
Intangible real estate assets	62,051	46,755
Intangible real estate liabilities	(13,433)	(7,466)
	$4,292,402	$4,130,659
Consolidated debt / Undepreciated investments	49.4%	47.4%

	March 31, 2006	December 31, 2005
Total market capitalization:
Consolidated debt	$2,119,869	$1,956,946
Total market equity	4,368,157	3,932,397
	$6,488,026	$5,889,343

Consolidated debt / Total market capitalization	32.7%	33.2%

Total book capitalization:
Consolidated debt	$2,119,869	$1,956,946
Total stockholders’ equity	1,407,505	1,399,766
	$3,527,374	$3,356,712

Consolidated debt / Total book capitalization	60.1%	58.3%

(1)          Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at time of conversion or, at the Company’s option, two shares of the Company’s common stock.

(2)          Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at time of conversion or, at the Company’s option, one share of the Company’s common stock.

(3)          Consolidated debt reflects book value.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Portfolio Overview

As of and for the three months ended March 31, 2006

Dollars and square feet in thousands

Owned Property and Secured Loan Portfolios

Overview by property type

	Property			Square	Facility Occupancy %		Number
Sector	Count	Beds/Units		Feet	03/31/06	12/31/05	of States
Hospital	29	3,495	Beds	3,683	55	55	16
Skilled nursing	156	18,767	Beds	6,145	80	80	31
Senior housing	134	13,870	Units	13,370	89	89	33
MOB	122	N/A		7,357	93	95	23
Other	26	N/A		1,717	99	100	8
Total	467			32,272

Owned Property and Secured Loan Portfolios

Operator concentration

	Property	Investment			Interest	Total
Operator	Count	Amount	%	NOI	Income	Amount	%
Tenet Healthcare Corporation	8	$423,497	10	$10,686	$—	$10,686	10
American Retirement Corporation	15	402,627	10	10,377	—	10,377	10
Áegis Senior Living	12	252,970	6	5,514	—	5,514	5
Emeritus Corporation	36	245,751	6	6,857	85	6,942	6
Summerville Healthcare Group	23	208,132	5	4,772	252	5,024	5
HealthSouth Corporation	9	108,301	3	3,693	—	3,693	3
MedCath Corporation	3	96,368	2	—	2,321	2,321	2
Kindred Healthcare, Inc.	22	86,909	2	4,400	—	4,400	4
Trilogy Health Services	14	83,840	2	2,673	—	2,673	2
Pioneer Valley Hospital Inc.	2	70,416	2	1,802	—	1,802	2
HCA	7	66,992	2	1,743	—	1,743	2
Other Public Companies	40	257,265	6	7,693	402	8,095	7
Other Operators	276	1,918,143	44	44,352	576	44,928	42
Total	467	$4,221,211	100	$104,562	$3,636	$108,198	100

Reconciliation of Net Income to NOI

Net income	$57,888
Equity income from unconsolidated joint ventures	(3,822)
Interest and other income	(15,747)
Interest expense	32,093
Depreciation and amortization	30,679
General and administrative	8,742
Minority interests	3,777
Total discontinued operations	(9,048)
Net operating income (“NOI”)	$104,562

See Reporting Definitions and Supplemental Financial Measure Disclosures

As of and for the three months ended March 31, 2006

Dollars and square feet in thousands

Owned Property Portfolio

Overview by type

								Cash			Less
	Property				Square	Facility Occupancy %		Flow		Rental	Operating
Sector	Count	Investment	Beds/Units		Feet	03/31/06	12/31/05	Coverage		Revenues	Expenses	NOI
Hospital	26	$713,536	3,269	Beds	3,272	55	55	2.1	x	$19,861	$—	$19,861
Skilled nursing	152	650,515	18,171	Beds	5,948	80	80	1.3	x	22,430	130	22,300
Senior housing	125	1,296,015	13,333	Units	12,963	89	89	1.2	x	34,153	3,079	31,074
MOB	122	1,145,303	N/A		7,357	93	95	N/A		38,011	13,115	24,896
Other	26	270,718	N/A		1,717	99	100	N/A		7,671	1,240	6,431
Total	451	$4,076,087			31,257					$122,126	$17,564	$104,562

Owned Property Portfolio

Overview by state

	Total	Hospital		Skilled Nursing		Senior Housing		MOB		Other
									Square		Square
State	No.	No.	Beds	No.	Beds	No.	Units	No.	Feet	No.	Feet
TX	50	4	326	9	1,079	23	2,760	14	1,129	—	—
CA	46	3	745	9	918	16	1,329	11	608	7	579
IN	48	—	—	32	3,764	3	233	13	689	—	—
FL	44	2	312	8	930	25	3,230	9	526	—	—
UT	32	1	139	1	120	—	—	21	897	9	549
TN	22	—	—	14	2,161	1	60	5	475	2	101
CO	17	1	64	5	693	1	236	10	579	—	—
OH	17	—	—	12	1,543	4	484	1	37	—	—
WA	14	—	—	1	168	7	521	6	586	—	—
Other	161	15	1,683	61	6,795	45	4,480	32	1,831	8	488
Total	451	26	3,269	152	18,171	125	13,333	122	7,357	26	1,717

Secured Loan Portfolio

Overview by type

								Debt
	Property				Square	Facility Occupancy %		Service		Interest
Sector	Count	Investment	Beds/Units		Feet	03/31/06	12/31/05	Coverage		Income
Hospital	3	$96,368	226	Beds	411	58	57	3.7	x	$2,321
Skilled nursing	4	20,479	596	Beds	197	84	78	1.4	x	576
Senior Housing	9	28,277	537	Units	407	88	86	2.5	x	739
Total	16	$145,124			1,015					$3,636

See Reporting Definitions and Supplemental Financial Measure Disclosures

Same Property Performance

Dollars and square feet in thousands

	Total	Hospital	Skilled Nursing	Senior Housing	MOB	Other	HCP MOP (1)
Owned Property Portfolio

Property count	451	26	152	125	122	26	63
Investment	$4,076,087	$713,536	$650,515	$1,296,015	$1,145,303	$270,718	$423,192

Same Property Portfolio

Property count	383	26	151	98	88	20	57
Investment	$3,290,998	$713,536	$645,449	$894,612	$799,709	$237,692	$407,278

Percent of Owned Property Portfolio (by investment)	81%	100%	99%	69%	70%	88%	96%

Square feet	27,061	3,272	5,902	11,131	5,269	1,487	4,048

Facility occupancy at March 31, 2006		55%	80%	88%	94%	100%	88%

Facility occupancy at March 31, 2005		58%	80%	87%	93%	100%	89%

NOI for the three months ended March 31, 2006	$91,020	$19,861	$22,177	$22,697	$20,160	$6,125	$11,305

NOI for the three months ended March 31, 2005	$89,903	$20,142	$21,758	$22,352	$19,211	$6,440	$9,824

Same property change in NOI	1.2%	(1.4)%	1.9%	1.5%	4.9%	(4.9)%	15.1%

NOI for the three months ended March 31, 2006	$91,020	$19,861	$22,177	$22,697	$20,160	$6,125	$11,305
Straight-line rents	(1,090)	(353)	(15)	(386)	(368)	32	(634)
Amortization of other lease intangibles (2)	(172)	—	29	—	(201)	—	(853)
NOI, as adjusted, for the three months ended March 31, 2006	$89,758	$19,508	$22,191	$22,311	$19,591	$6,157	$9,818

NOI for the three months ended March 31, 2005	$89,903	$20,142	$21,758	$22,352	$19,211	$6,440	$9,824
Straight-line rents	(1,624)	(213)	(233)	(538)	(430)	(210)	(302)
Amortization of other lease intangibles	(56)	—	—	—	(56)	—	(186)
NOI, as adjusted, for the three months ended March 31, 2005	$88,223	$19,929	$21,525	$21,814	$18,725	$6,230	$9,336

Same property change in NOI, as adjusted	1.7%	(2.1)%	3.1%	2.3%	4.6%	(1.2)%	5.2%

(1)          Represents 100% of HCP MOP.

(2)          Amortization of other lease intangibles includes the impact of HCP’s purchase price allocation related to its 2003 acquisition of certain properties acquired from MedCap Properties, LLC.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Lease Expirations (1)

In thousands

		Expiration Year (2)
Sector	Totals	2006	2007	2008	2009	2010

Owned Property Portfolio

Hospital:
Leases	11	—	2	1	7	1
Annualized expiring rents	$47,617	$—	$1,686	$1,939	$41,019	$2,973

Skilled nursing:
Leases	58	4	3	24	13	14
Annualized expiring rents	$33,259	$1,799	$933	$11,801	$8,156	$10,570

Senior housing:
Leases	4	—	—	1	—	3
Annualized expiring rents	$540	$—	$—	$67	$—	$473

MOB:
Leases	1,220	304	227	282	221	186
Annualized expiring rents	$78,819	$12,041	$13,998	$21,742	$16,541	$14,497

Other:
Leases	9	—	1	1	4	3
Annualized expiring rents	$12,309	$—	$3,816	$3,453	$2,337	$2,703

Total:
Leases	1,302	308	233	309	245	207
Annualizezd expiring rents	$172,544	$13,840	$20,433	$39,002	$68,053	$31,216

HCP MOP (3)
Leases	768	190	192	152	77	157
Annualized expiring rents	$47,035	$7,613	$12,060	$9,181	$5,092	$13,089

(1)          The table reflects the number of leases and annualized expiring rents in the year of expiration absent the impact of renewals, if any.

(2)          Lease expirations through 2010.

(3)          Represents 100% of HCP MOP.

See Reporting Definitions and Supplemental Financial Measure Disclosures

HCP MOP

Unconsolidated Joint Venture

HCP MOP Balance Sheets

In thousands

	March 31, 2006	December 31, 2005
ASSETS
Real estate:
Buildings and improvements	$357,743	$356,031
Developments in process	3,146	2,369
Land	44,445	44,445
Less accumulated depreciation and amortization	24,962	22,087
Net real estate	380,372	380,758

Real estate held for sale, net	17,833	67,551

Accounts receivable, net of allowances	1,836	2,422
Cash and cash equivalents	13,367	7,835
Restricted cash	2,426	2,300
Intangible lease assets, net	8,739	11,867
Other assets, net	10,151	12,366
Total assets	$434,724	$485,099

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$260,766	$272,681
Mortgage debt on assets held for sale	11,585	46,605
Secured notes to members	9,341	9,412
Accounts payable and accrued liabilities	10,502	11,931
Intangible lease liabilities, net	4,863	6,046
Deferred revenue	1,992	1,643
Other liabilities	1,739	1,819
Total liabilities	300,788	350,137

GE’s capital	89,737	90,424
HCP’s capital	44,199	44,538

Total liabilities and members’ capital	$434,724	$485,099

See Reporting Definitions and Supplemental Financial Measure Disclosures

HCP MOP Statements of Operations and EBITDA

In thousands

	Three Months Ended March 31,
	2006	2005

Revenues and other income:
Rental revenues	$19,676	$17,543
Interest and other income	243	247
	19,919	17,790
Costs and expenses:
Interest	4,080	4,191
Depreciation and amortization	4,620	4,385
Operating	8,455	7,563
General and administrative	1,521	1,729
	18,676	17,868

Income (loss) from continuing operations	1,243	(78)

Discontinued operations:
Operating income	251	111
Gain on sales of real estate	9,675	—
	9,926	111

Net income	$11,169	$33

HCP’s equity income	$3,723	$11

Fees earned by HCP	$723	$775

Distributions received by HCP	$4,271	$3,047

Net income	$11,169	$33
Interest expense:
Continuing operations	4,080	4,191
Discontinued operations	578	684
Depreciation and amortization:
Continuing operations	4,620	4,385
Discontinued operations	—	1,067

EBITDA	$20,447	$10,360

See Reporting Definitions and Supplemental Financial Measure Disclosures

HCP MOP Funds From Operations

In thousands

	Three Months Ended March 31,
	2006	2005

Net income	$11,169	$33
Real estate depreciation and amortization:
Continuing operations	4,620	4,385
Discontinued operations	—	1,067
Gain on sales of real estate	(9,675)	—

Funds from operations (FFO)	$6,114	$5,485

Selected supplemental cash flow information
Debt issuance cost amortization	254	332
Amortization of above and below market lease intangibles	853	202
Straight-line rents	624	334
Lease commissions and tenant and capital improvements	1,779	2,243

See Reporting Definitions and Supplemental Financial Measure Disclosures

HCP MOP Indebtedness

In thousands

Debt Maturities and Scheduled Principal Repayments

March 31, 2006

Year	Debt

2006	$12,205
2007	4,084
2008	4,289
2009	69,701
2010	16,373
2011	3,573
2012	10,761
2013	3,742
2014	156,964
Total debt (1)	$281,692

Weighted average interest rate	5.75%

Weighted average maturity in years	6.24

	March 31, 2006	December 31, 2005
HCP MOP debt:
Fixed rate	$278,408	$293,251
Variable rate	3,284	35,447
	$281,692	$328,698

Percent of HCP MOP debt:
Fixed rate	98.8%	89.2%
Variable rate	1.2%	10.8%
	100.0%	100.0%

(1)                                  Total debt reflects book value.

See Reporting Definitions and Supplemental Financial Measure Disclosures

HCP MOP Portfolio Overview and Lease Expirations

As of and for the three months ended March 31, 2006

Dollars and square feet in thousands

Portfolio Overview(1)

							Less
	Property		Square	Facility Occupancy %		Rental	Operating
Sector	Count	Investment	Feet	03/31/06	12/31/05	Revenues	Expense	NOI
MOB	63	$423,192	4,272	84%	87%	$19,676	$8,455	$11,221

Lease expiration summary

		Expiration Year (2)
	Total	2006	2007	2008	2009	2010

Leases	768	190	192	152	77	157
Annualized expiring rents	$47,035	$7,613	$12,060	$9,181	$5,092	$13,089

(1)          Portfolio overview includes four medical office buildings in Louisiana that incurred substantial damage due to hurricanes Katrina and Rita.

(2)          Lease expirations through 2010.

See Reporting Definitions and Supplemental Financial Measure Disclosures

HCP MOP Same Property Performance

Dollars and square feet in thousands

Total
HCP MOP Portfolio(1)

Property count	63
Investment	$423,192

HCP MOP Same Property Portfolio

Property count	57
Investment	$407,278

Percent of Owned Property Portfolio (by investment)	96%

Square feet	4,048

Facility occupancy at March 31, 2006	88%

Facility occupancy at March 31, 2005	89%

NOI for the three months ended March 31, 2006	$11,305

NOI for the three months ended March 31, 2005	$9,824

Same property change in NOI	15.1%

NOI for the three months ended March 31, 2006	$11,305
Straight-line rents	(634)
Amortization of other lease intangibles	(853)
NOI, as adjusted, for the three months ended March 31, 2006	$9,818

NOI for the three months ended March 31, 2005	$9,824
Straight-line rents	(302)
Amortization of other lease intangibles	(186)
NOI, as adjusted, for the three months ended March 31, 2005	$9,336

Same property change in NOI, as adjusted	5.2%

(1)          HCP MOP Portfolio includes four medical office buildings in Louisiana that incurred substantial damage due to hurricanes Katrina and Rita.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Other Information

Reporting Definitions

ALF. Assisted living facility.

Annualized Debt Service. The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months. The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Expiring Rent. The annualized future minimum rents due to HCP in the year of lease expiration.

Annualized Rent. The most recent monthly base rent due to HCP as of period end annualized for twelve months plus additional rents received by HCP over the most recent twelve month period as of period end. The Company uses Annualized Rent for purposes of determining property level Cash Flow Coverage.

Assets Held for Sale. Assets of discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Beds/Units/Square Feet. Hospitals and skilled nursing facilities are measured by licensed bed count. ALFs and CCRCs are stated in units (e.g., studio, one or two bedroom units). MOBs and other healthcare facilities are measured in square feet.

Book Value. The carrying amount as reported in the Company’s financial statements.

Cash Flow Coverage. Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Rent. Cash Flow Coverage is a supplemental measure of the property’s ability to generate cash flow to meet related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to hospitals leased to HealthSouth until HealthSouth provides assurance about its financial information. Results also exclude data related to ALFs leased to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to each of the facilities until the ultimate outcome of that judgment is clear.

CCRC. Continuing care retirement community.

Debt Service. The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage. Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flow to meet related obligations to the Company under loan agreements. However, its usefulness is limited by the same factors that limit the usefulness of EBITDAR. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to one ALF that secures a loan to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to this facility until the ultimate outcome of that judgment is clear.

Facility EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator of the property (not the Company). The Company uses Facility EBITDAR in determining Debt Service Coverage and Cash Flow Coverage. EBITDAR as an analytical tool has limitations similar to EBITDA. However, the Company receives periodic financial information from operators regarding the performance of the Company’s facilities under the operator’s management. The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities, ALFs and CCRCs which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by lessees and borrowers without verification by the Company.

Facility Occupancy. For MOBs and other healthcare properties, facility occupancy represents the percentage of rentable square feet occupied. For hospitals, skilled nursing facilities, ALFs and CCRCs, facility occupancy represents the facilities’ operating occupancy for each quarter based on the most recent quarter of available data. The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities, ALFs and CCRCs, respectively. The percentages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data were derived solely from information provided by lessees and borrowers.

Future Minimum Rents. Future minimum lease payments to be received by HCP, excluding operating expense reimbursements, from lessees under non-cancelable operating leases as of period end.

GAAP. U.S. generally accepted accounting principles.

HCP MOP. HCP Medical Office Portfolio, LLC, an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company is managing member and has a 33% interest therein.

Investment. The carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and the carrying amount of mortgage loans receivable. Excludes assets held for sale and classified as discontinued operations.

Market Equity. The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits) plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

MOB. Medical office building.

“Other” Property Type. Physician group practice clinics, healthcare laboratory and laboratory research facilities, and health and wellness centers.

Same Property Performance (“SPP”). An important component of the Company’s evaluation of the operating performance of its properties. The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year. Newly acquired assets, developments in process and assets classified in discontinued operations are excluded from the same property portfolio. Same property statistics allow management to evaluate the NOI of its real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures.

Secured Debt. Mortgage debt secured by real estate.

Square Feet Owned. The square footage for properties either owned directly by the Company or which the Company has a controlling interest (e.g., consolidated joint ventures) and excludes square footage for development properties prior to completion.

Total Book Capitalization. The carrying amount of consolidated debt plus the carrying amount of stockholders’ equity.

Total Market Capitalization. Consolidated debt at Book Value plus total Market Equity.

Undepreciated investments. The carrying amount of the Company’s real estate assets, including intangibles, after adding back accumulated depreciation and amortization plus net loans receivable plus investments in and advances to unconsolidated joint ventures.

Supplemental Financial Measures Disclosures

Adjusted Fixed Charges. Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Adjusted Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred shareholders for purposes of presenting Adjusted Fixed Charge Coverage. However, the usefulness of Adjusted Fixed Charges is limited as, among other things, it does not include all contractual obligations. The Company’s computation of Adjusted Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Adjusted Fixed Charge Coverage. EBITDA divided by Adjusted Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred shareholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from EBITDA and Adjusted Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of EBITDA and Adjusted Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company’s presentation of EBITDA herein is solely as a non-GAAP liquidity measure in connection with the presentation of Adjusted Fixed Charge Coverage. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. The Company believes investors should consider EBITDA in conjunction with cash flow from operating activities, and other required measures under GAAP, to improve their understanding of the Company’s liquidity. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. Also, EBITDA does not reflect the cash required to make interest and principal payments on the Company’s outstanding debt. The Company believes cash flow from operating activities is the most directly comparable GAAP measure to EBITDA. EBITDA does not represent net income or cash flow from operations as defined by GAAP and should not be considered an alternative to those indicators. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.

Funds From Operations (“FFO”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company.

FFO Payout Ratio per Common Share. Dividends declared per common share divided by Diluted FFO per common share for a given period. The Company believes the FFO Payout Ratio provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common shareholders.

Net Operating Income from Continuing Operations (“NOI”). A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and same property performance, or “SPP.”  The Company defines NOI as rental revenues, including tenant reimbursements, less property level operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments, interest expense and discontinued operations. The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, amortization of other lease intangibles and lease termination fees. The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which include a statement about expected stabilized yields on certain acquired properties, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include competition for the acquisition and financing of healthcare facilities; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and assisted living sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations;

changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.